EXHIBIT 10.3

EXECUTION VERSION

SECOND AMENDED AND RESTATED
SECURITY AGREEMENT

dated as of December 19, 2013

between

EACH OF THE GRANTORS PARTY HERETO

and

THE BANK OF NOVA SCOTIA,

as Collateral Agent

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11.5	Entire Agreement	26
11.6	Amendment	27
11.7	Counterparts	27
11.8	Reimbursement of Expenses; Indemnification	27
11.9	GOVERNING LAW	27
11.10	Authority of Collateral Agent	27
11.11	Subject to First Lien Intercreditor Agreement	28
11.12	Other First Lien Obligations	28
11.13	Applicable Representative	28

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.3 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 — INTELLECTUAL PROPERTY — EXCEPTIONS

SCHEDULE 4.6 — COMMERCIAL TORT CLAIMS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — [INTENTIONALLY OMITTED]

EXHIBIT C -1 — TRADEMARK SECURITY AGREEMENT

EXHIBIT C-2 — PATENT SECURITY AGREEMENT

EXHIBIT C-3 — COPYRIGHT SECURITY AGREEMENT

EXHIBIT D — FORM OF OTHER FIRST LIEN SECURED PARTY CONSENT

ii

This SECOND AMENDED AND RESTATED SECURITY AGREEMENT, dated as of December 19, 2013 (this “Agreement”), between EACH OF THE UNDERSIGNED (other than the Collateral Agent (as herein defined)), whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and THE BANK OF NOVA SCOTIA, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Las Vegas Sands, LLC (the “Company”), certain subsidiaries of the Company, as guarantors, the Lenders party thereto from time to time, The Bank of Nova Scotia, as administrative agent, collateral agent, swing line lender and issuing bank (“Scotiabank”), Barclays Bank PLC (“Barclays”), Citigroup Global Markets Inc. (“Citi”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), BNP Paribas Securities Corp. (“BNP Paribas”), Goldman Sachs Bank USA (“Goldman Sachs”) and Scotiabank, as arrangers, Barclays and Citi, as syndication agents, Merrill Lynch, BNP Paribas and Goldman Sachs, as documentation agents and Credit Agricole Corporate & Investment Bank, Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland and Sumitomo Mitsui Banking Corporation, as senior managing agents;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedging Agreements with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedging Agreements, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents and the Hedging Agreements as set forth in this Agreement;

WHEREAS, the Credit Agreement permits (a) the Credit Parties to incur Other First Lien Obligations from time to time on the terms and conditions set forth therein and (b) each Grantor to grant a lien on the Collateral to secure the Other First Lien Obligations pari passu with the security interests granted herein in favor of the secured parties in respect of the Credit Agreement; and

WHEREAS, the liens to secure any Other First Lien Obligations are intended to be created under this Agreement and the other Collateral Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1         General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Additional Grantors” shall have the meaning assigned in Section 5.2.

“Agreement” shall have the meaning set forth in the preamble.

“Applicable Authorized Representative” shall mean the “Applicable Authorized Representative” (as defined in the First Lien Intercreditor Agreement but without giving effect to clause (i)(y) or (ii)(y)); provided that prior to the Intercreditor Effective Date, the Applicable Authorized Representative shall be deemed to be the Administrative Agent.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Authorized Representative” shall mean (a) the Administrative Agent, with respect to the Credit Agreement, and (b) with respect to any Series of Other First Lien Obligations, the duly authorized representative of the Other First Lien Secured Parties of such Series designated as “Authorized Representative” for such Other First Lien Secured Parties in the Intercreditor Agreement or Other First Lien Secured Party Consent.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Cash Proceeds” shall have the meaning assigned in Section 7.6.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper,” as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” shall mean all “commodity accounts” as defined in Article 9 of the UCC.

“Company” shall have the meaning set forth in the recitals.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States and foreign copyrights (including European Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Credit Obligations” shall mean all “Secured Obligations,” as such term is defined in the Credit Agreement.

“Credit Secured Parties” shall mean the Agents, Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Credit Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Credit Obligations have not been paid or satisfied in full.

“Deposit Accounts” shall mean all “deposit accounts” as defined in Article 9 of the UCC.

“Discharge of Credit Obligations” shall have the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Event of Default” shall mean an “Event of Default” under and as defined in the Credit Agreement or any Other First Lien Agreement.

“Excluded Accounts” shall mean:

(a)           accounts used solely for payroll, employee benefits (including any flexible spending accounts) or withholding tax;

(b)           any Deposit Account or Securities Account established by one or more Grantors for the sole purpose of depositing funds (or Cash Equivalents) or securities in connection with the redemption, refinancing, defeasance or discharge of the New Senior Notes or any other notes or bonds permitted under the Credit Agreement and, after the Discharge of Credit Obligations, not prohibited by any Other First Lien Agreement; and

(c)           any Deposit Accounts and Securities Accounts that solely contain property not beneficially owned by any Pledgor, including any escrow accounts.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof but subject to Section 2.2).

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Intercreditor Effective Date” shall mean the date on which the First Lien Intercreditor Agreement is first executed and delivered by the Collateral Agent and the Authorized Representative (as defined therein) representing holders of Other First Lien Obligations hereunder.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean all of the following (regardless of whether classified as investment property under the UCC): all Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals.

“Material Intellectual Property” shall have the meaning assigned in Section 4.5.

“Obligations” shall mean, collectively, the Credit Obligations and any Other First Lien Obligations, or any of the foregoing.

“Other First Lien Agreement” shall mean any credit agreement (other than the Credit Agreement), indenture or other agreement, document or instrument pursuant to which any Grantor has or will incur Other First Lien Obligations; provided that, in each case, the indebtedness thereunder has been designated as Other First Lien Obligations pursuant to and in accordance with Section 11.12.

“Other First Lien Obligations” shall mean all obligations of every nature of Grantors from time to time arising out of or in connection with any Other First Lien Agreement and all extensions and renewals thereof, whether for principal, interest (including, interest and fees that, but for the filing of a petition in bankruptcy with respect to such Grantor, would accrue on such obligations at the contract rate whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding), payments for early termination, fees, expenses, indemnification or otherwise, in each case, that have been designated as Other First Lien Obligations pursuant to and in accordance with Section 11.12.

“Other First Lien Secured Parties” shall mean, collectively, the holders of Other First Lien Obligations and any Authorized Representative with respect thereto.

“Other First Lien Secured Party Consent” shall mean a consent in the form of Exhibit D to this Agreement executed by the Authorized Representative of any holders of Other First Lien Obligations pursuant to Section 11.12.

“Owned Intellectual Property” shall have the meaning assigned in Section 4.5.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.5(A) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, and (vi) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Liens” shall mean Liens permitted by Section 6.2 of the Credit Agreement or, after the Discharge of Credit Obligations, the analogous provision of any Other First Lien Agreement.

“Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to any Grantor, including, without limitation, all Indebtedness described on Schedule 4.3 under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments and securities evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument or General Intangible, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records. Receivables shall not include any Pledged Debt.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Securities Accounts” shall mean all “securities accounts” as defined in Article 8 of the UCC.

“Secured Credit Documents” shall have the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the persons holding any Secured Obligations and in any event including (i) all Credit Secured Parties and (ii) all Other First Lien Secured Parties.

“Series” shall mean (i) the Credit Obligations and (ii) each group of Other First Lien Obligations for which the same Authorized Representative acts, each of which shall constitute a separate Series of Secured Obligations for the purposes of this Agreement and which have been issued or incurred pursuant to the same Other First Lien Agreement.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2          Definitions; Interpretation.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC.  Where the context requires, references in this Agreement to particular Section(s) of the Credit Agreement shall be deemed to also refer to the comparable provision(s), if any, of any Other First Lien Agreement.  References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.  If any conflict or inconsistency exists between this Agreement and the First Lien Intercreditor Agreement, the First Lien Intercreditor Agreement shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

1.2.1  Original Security Agreement.  This Agreement amends and restates the Amended and Restated Security Agreement, dated as of August 18, 2010 (the “Original Security Agreement”).  The obligations of the Grantors under, and as defined in, the Original Security Agreement and the grant of security interests in the Collateral by the Grantors under the Original Security Agreement shall continue under this Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement.  All references to the Original Security Agreement in any Credit Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.  It is understood and agreed that the Original Security Agreement is being amended and restated by entry into this Agreement on the date hereof.  To the extent applicable, the Grantors hereby acknowledge and confirm each of the financing statements, fixture filings, filings with the United States Patent and Trademark Office or the United States Copyright Office or other instrument similar in effect to the foregoing under applicable law covering all or any part of the Collateral that were previously filed in favor of the Collateral Agent under the Original Security Agreement, and each Grantor ratifies its authorization for the Collateral Agent to file in any relevant jurisdictions any such financing statement, fixture filing or other instrument relating to all or any part of the Collateral if filed prior to the date hereof.

SECTION 2.  GRANT OF SECURITY.

2.1          Grant of Security.  Subject to compliance with applicable Nevada Gaming Laws and Pennsylvania Gaming Laws, each Grantor hereby grants to the Collateral Agent, for the ratable benefit of all Secured Parties, and confirms its prior grant to the Collateral Agent for the benefit of the Secured Parties in existence at the time of such grant, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)           Accounts;

(b)           Chattel Paper;

(c)           Documents;

(d)           General Intangibles;

(e)           Goods;

(f)           Instruments;

(g)           Insurance;

(h)           Intellectual Property;

(i)           Investment Related Property;

(j)           Letter of Credit Rights;

(k)           Money;

(l)           Receivables and Receivable Records;

(m)           Commercial Tort Claims;

(n)           to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o)           to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2     Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any property or assets for so long as such property or assets are subject to a Lien permitted under Sections 6.2(n), (u), (r), (s) or (y) of the Credit Agreement (in the case of assets subject to Liens under Sections 6.2(r) or (s), to the extent the documents granting or governing such Liens or the Indebtedness secured thereby would prohibit the granting of a security interest hereunder); (b) any Equipment to the extent such Grantor’s interest therein may not be assigned or a security interest therein may not be granted; (c) any lease, license, contract, property rights or agreement or other general intangible to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall (x) constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above or

(y) require any consent to assignment (from a Person other than a Grantor) which has not been obtained; (d) any Equity Interests of Company, Sands Expo, any of their Subsidiaries or any other Person held by Company, Sands Expo or any of their Subsidiaries or any related partnership agreements, membership agreements, operating agreements, joint venture agreements or any similar agreements; (e) any assets which if pledged, hypothecated or given as collateral security would require any Grantor to seek approval of any Nevada Gaming Authority or Pennsylvania Gaming Authority of the pledge, hypothecation or collateralization, or require any Authorized Representative or any other Secured Party to be licensed, qualified or found suitable by an applicable Nevada Gaming Authority or Pennsylvania Gaming Authority; (f) the Harrah’s Shared Garage Lease; (g) any United States intent-to-use trademark application prior to the filing and acceptance of a statement of use or an amendment to allege use in connection therewith and (h) Excluded Accounts.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1     Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2     Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Applicable Authorized Representative or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Applicable Authorized Representative nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Applicable Authorized Representative nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by the Applicable Authorized Representative of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1     Generally.

(a)           Representations and Warranties.  Each Grantor hereby represents and warrants, as of the date hereof, that:

(i)           except as otherwise permitted by the Secured Credit Documents, it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, other than Permitted Liens;

(ii)           the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time without the consent of any party hereto).  The chief executive office of each Grantor is located at the address set forth on Schedule 4.1(A).  Each Grantor is the type of entity disclosed next to its name on Schedule 4.1(A).  Also set forth on Schedule 4.1(A) is the jurisdiction of formation of each Grantor;

(iii)           except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or principal place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(iv)           (u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (v) upon delivery of all Instruments, Chattel Paper, money and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account (it being understood and agreed that no Grantor shall be required to enter into a control agreement with respect to any Investment Account), (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral to the extent a security interest in the Collateral can be perfected under Article 9 of the UCC;

(v)           except as set forth on Schedule 4.1(F), all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(vi)           except as set forth on Schedule 4.1(F), no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by clause (v) above;

(vii)           such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A).  Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction;

(viii)           Schedule 4.3 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and as of the date hereof all of such Pledged Debt is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes, among other things, all of the issued and outstanding intercompany Indebtedness.  All Pledged Debt in a principal amount in excess of $10,000,000 in existence on the date hereof has been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank; and

(ix)           all material letters of credit to which such Grantor has rights are listed on Schedule 4.1(E).

(b)           Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)           except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein not permitted under the Secured Credit Documents;

(ii)           unless waived by the Collateral Agent, it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least 10 days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iii)           it shall not take or permit any action which could impair the Collateral Agent’s rights in the Collateral in any material respect except as permitted by the Secured Credit Documents; and

(iv)           it shall not sell, transfer or assign any Collateral except as permitted by the Secured Credit Documents.

4.2     Receivables.

(a)           Representations and Warranties.  Each Grantor represents and warrants as of the date hereof that:

(i)           as of the date hereof, none of the Account Debtors in respect of any Receivable in excess of $10,000,000 individually is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.

As of the date hereof, no Receivable in excess of $10,000,000 individually requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and

(ii)           as of the date hereof, no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.2(c).

(b)           Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)           it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables;

(ii)           except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation.  Notwithstanding the foregoing, the Collateral Agent shall have the right at any time during the continuance of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be promptly (and in any event within five Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(c)           Delivery and Control of Receivables.  With respect to any Receivables in excess of $10,000,000 individually that is evidenced by, or constitutes, Chattel Paper or Instruments (other than (i) checks and (ii) instruments received from gaming customers in the ordinary course of business), each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  With respect to any Receivables in excess of

$10,000,000 individually which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within 30 days of such Grantor acquiring rights therein.  Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.

4.3          Pledged Debt.

4.3.1      Pledged Debt Generally

(a)           Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)           in the event it acquires rights in any Pledged Debt after the date hereof in a principal amount in excess of $10,000,000 individually, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged Debt.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Debt immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.3 as required hereby; and

(ii)           except as provided in the next sentence, in the event such Grantor receives any interest or distributions on any Pledged Debt, then (a) such interest or distributions shall be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps, if any, necessary or advisable to ensure the validity and perfection of the Collateral Agent over such interest or distribution and pending any such action such Grantor shall be deemed to hold such interest or distributions in trust for the benefit of the Collateral Agent and shall segregate such distributions from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all distributions and all payments of interest.

(b)           Delivery and Control.  Each Grantor agrees that with respect to any Pledged Debt in which it currently has rights it shall comply with the provisions of this Section 4.3.1(b) on or before the Credit Date and with respect to any Pledged Debt hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.3.1(b) promptly upon acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Agent.  With respect to any Pledged Debt in a principal amount in excess of $10,000,000 that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC) to the extent required by Section 4.2(c).

4.3.2       [Intentionally Omitted]

4.4     [Intentionally Omitted]

4.5     Intellectual Property.

(a)           Representations and Warranties.  Except as disclosed in Schedule 4.5(C) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, as of the date hereof and on each Credit Date, that:

(i)           Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor (the “Owned Intellectual Property”) and Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;

(ii)           (x) it is the sole and exclusive owner of the entire right, title, and interest in and to all Owned Intellectual Property of such Grantor listed on Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time), free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time) and (y) has the valid right to use all other Intellectual Property material to its business (together with the Owned Intellectual Property, the “Material Intellectual Property”);

(iii)           all Owned Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks included in the Owned Intellectual Property of such Grantor in full force and effect;

(iv)           all Owned Intellectual Property of such Grantor is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any such Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;

(v)           all registrations and applications for Copyrights, Patents and Trademarks included in the Owned Intellectual Property of such Grantor are subsisting in the name of such Grantor, and such Grantor has not licensed any Material Intellectual Property to any third party, except as disclosed in Schedule 4.5(C) (as such schedule may be amended or supplemented from time to time);

(vi)          to the best of such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon or otherwise violate, in any material respect, any Trademark, Patent, Copyright, Trade Secret or other Intellectual Property right owned or controlled by a third party; no claim has been made in writing that the use of any Material Intellectual Property owned or used by Grantor violates the asserted rights of any third party; and

(vii)         to the best of such Grantor’s knowledge, no third party is infringing upon or otherwise violating, in any material respect, any rights in any Material Intellectual Property owned or used by such Grantor.

(b)           Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows:

(i)           except (i) for the abandonment of Owned Intellectual Property no longer beneficial or necessary to the operation of such Grantor’s business, (ii) as permitted by the Credit Agreement and, (iii) after the Discharge of Credit Obligations, not prohibited by any Other First Lien Agreement, it shall not knowingly do any act or omit to do any act that would cause any of the Material Intellectual Property to lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)           it shall not cease the use of any Trademarks included in the Owned Intellectual Property of such Grantor or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality; provided, however, that the foregoing shall not oblige such Grantor to continue to use any Trademark that such Grantor determines, in its reasonable business judgment, is no longer beneficial or necessary to the operation of such Grantor’s business;

(iii)           it shall promptly notify the Collateral Agent if it knows that any item of the Owned Intellectual Property of such Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court (excluding any non-final determinations of the United States Patent and Trademark Office with respect to pending Trademark applications); provided, however, that no such notice shall be required if any item of Owned Intellectual Property is abandoned (x) in connection with a contribution, distribution, transfer or assignment of Intellectual Property that is permissible pursuant to the Credit Agreement or after the Discharge of Credit Obligations, not prohibited by any Other First Lien Agreement or (y) following such Grantor’s determination, in its reasonable business judgment, that such Owned Intellectual Property is no longer beneficial or necessary to the operation of such Grantor’s business;

(iv)           it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain (except as permitted by the Credit Agreement and, after the Discharge of Credit Obligations, not prohibited by any Other First Lien Agreement) any registration of each Trademark, Patent, and Copyright now or hereafter included in the Owned Intellectual Property of such Grantor including, but not limited to, those items on Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time); provided, however, that the foregoing shall not oblige such Grantor to pursue any application or maintain any registration for any Trademark, Patent or Copyright that such Grantor determines, in its reasonable business judgment, is no longer beneficial or necessary to the operation of such Grantor’s business;

(v)           in the event that any Owned Intellectual Property of such Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take such actions with respect to such infringement, misappropriation, or dilution as such Grantor deems necessary or appropriate in its reasonable business judgment to protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages, if such Grantor deems such a suit necessary or appropriate;

(vi)          it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing in such Grantor’s name of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration in such Grantor’s name of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, and shall confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property; provided that the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) and any such Intellectual Property shall automatically constitute Collateral hereunder and be subject to the Lien and security interest created by this Agreement without further action by any party;

(vii)         except with the prior consent of the Collateral Agent or as permitted under the Credit Agreement and, after the Discharge of Credit Obligations, not prohibited by any Other First Lien Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Material Intellectual Property, except for the Lien created by and under this Agreement and the other Secured Credit Documents and licenses granted in the ordinary course of business;

(viii)        it shall use proper statutory notice in connection with its use of any of the Owned Intellectual Property, consistent with such Grantor’s past practice; and

(ix)           it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Owned Intellectual Property or any portion thereof.  In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts.  Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.6     Commercial Tort Claims.

(a)           Representations and Warranties.  Each Grantor hereby represents and warrants as of the date hereof that Schedule 4.6 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $10,000,000 individually; and

(b)           Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $10,000,000 individually hereafter arising it shall deliver (promptly, and in any event within 30 days) to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5. FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1     Further Assurances.

(a)           Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall:

(i)           file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

(ii)           take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Owned Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)           Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its reasonable discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

5.2     Additional Grantors.  From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement.  Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Applicable Authorized Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1     Power of Attorney.  Subject to compliance with applicable Nevada Gaming Laws and Pennsylvania Gaming Laws, each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, subject to the terms of Secured Credit Documents, the First Lien Intercreditor Agreement and applicable Legal Requirements, from time to time upon and following the occurrence and continuation of an Event of Default, in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)           upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to this Agreement;

(b)           upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)           upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)           to prepare and file any UCC financing statements against such Grantor as debtor;

(f)           to prepare, sign, and file for recordation in the United States Patent and Trademark Office and the United States Copyright Office, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g)           to the extent permitted by the Credit Agreement and after the Discharge of Credit Obligations, not prohibited by any Other First Lien Agreement, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(h)           generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2     No Duty on the Part of Collateral Agent or Secured Parties.  The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7. REMEDIES.

7.1     Generally.

(a)           Subject to compliance with applicable Nevada Gaming Laws and Pennsylvania Gaming Laws, if any Event of Default shall have occurred and be continuing under the applicable Secured Credit Document, the Collateral Agent (at the direction of the Applicable Authorized Representative) may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)           require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)           enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)           prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)           without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)           The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c)           The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)           The Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2     Application of Proceeds.  Prior to the Intercreditor Effective Date, except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to payment or indemnification hereunder or under any other Loan Document (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of all Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.  On and after the Intercreditor Effective Date, such proceeds shall be applied among the Secured Parties in the order specified in the First Lien Intercreditor Agreement.

7.3     Sales on Credit.  If the Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4     [Intentionally Omitted].

7.5     Intellectual Property.

(a)           Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)           the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property included in the Collateral, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to comply with its obligations under Section 4.5(b)(v) hereof;

(ii)           upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property included in the Collateral and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)           each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any Intellectual Property.

(b)           Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights of quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located; provided, however, that such license (i) shall be subject to those exclusive licenses of Intellectual Property granted by any Grantor in effect on the date hereof and those granted by any Grantor hereafter, as permitted under the Credit Documents, to the extent conflicting and (ii) any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

7.6     Cash Proceeds.  In addition to the rights of the Collateral Agent specified in Section 4.2 with respect to payments of Receivables, during the continuance of an Event of Default all proceeds of any Collateral received by any Grantor consisting of cash, checks and other similar non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.3.1(a)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account.  Any Cash Proceeds received by the Collateral Agent from a Grantor when an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing in accordance with the application of proceeds set forth in Section 7.2.

SECTION 8. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as collateral agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties.  The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the Credit Documents and, after the Intercreditor Effective Date, the Secured Credit Documents

subject to the terms of the First Lien Intercreditor Agreement; provided, that, prior to the Intercreditor Effective Date, the Collateral Agent shall, after payment in full of all Credit Obligations under the Credit Agreement and the other Credit Documents (other than obligations under Hedging Agreements), exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedging Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedging Agreement) under all Hedging Agreements.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section.  The Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors and the Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Requisite Lenders.  Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent and the Grantors, to appoint a successor Collateral Agent which must be acceptable to Grantors (unless an Event of Default under the Credit Agreement has occurred and is continuing).  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.  The Collateral Agent (including any successor Collateral Agent) shall enjoy the benefits afforded it under Section 9.6 of the Credit Agreement and the equivalent provision of any Other First Lien Agreement, it being understood that the indemnification provided under the Credit Agreement shall come from the Lenders based on their Pro Rata Share as set forth therein.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Credit Obligations and, after the Intercreditor Effective Date, any Other First Lien Obligations (in each case, other than any contingent obligations for which no claim has yet been made), the cancellation or termination of the Commitments and the cancellation, expiration or cash collateralization on terms reasonably acceptable to the Issuing Bank of all outstanding Letters of Credit.  Such security interests shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns.  Without limiting the generality of the foregoing, but subject to the terms of the Secured Credit Documents, any Lender or holder of Other First Lien Obligations may assign or otherwise transfer any Loans or Other First Lien Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders or holders of Other First Lien Obligations, as the case may be, herein or otherwise.  Upon the payment in full of all Credit Obligations (other than any contingent obligations for which no claim has yet been made), the cancellation, termination of the Commitments and the cancellation, expiration or cash collateralization on terms reasonably acceptable to the Issuing Bank of all outstanding Letters of Credit, the security interest granted hereby securing the Credit Obligations shall automatically terminate hereunder and of record and all rights of the Credit Secured Parties to the Collateral shall revert to Grantors.  Upon the payment in full of any Series of Other First Lien Obligations (other than any contingent obligations for which no claim has yet been made) in accordance with the Other First Lien Agreement governing such Series of Other First Lien Obligations, the security interest granted hereby securing such Series of Other First Lien Obligations shall automatically terminate hereunder and of record and all rights of the Other First Lien Secured Parties to the Collateral shall revert to Grantors.  Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments and UCC-3 termination statements to evidence such termination.  If any Collateral shall become subject to the release provisions set forth in Section 2.04 of the First Lien Intercreditor Agreement, the Lien created hereunder on such Collateral shall be automatically released to the extent (and only to the extent) provided therein.  Subject to any applicable terms of the First lien Intercreditor Agreement, upon any sale, transfer or other disposition of property to a Person that is not a Grantor permitted by the Credit Agreement (or agreed to by the Requisite Lenders and/or Administrative Agent under the Credit Agreement in accordance with the terms thereof) and not prohibited by any Other First Lien Agreement, the Liens on such property granted herein securing the Credit Obligations shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person.  With respect to any Series of Other First Lien Obligations, the Liens granted herein securing such Series of Other First Lien Obligations shall be automatically released with no further action on the part of any Person upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other First Lien Agreement governing such Series of Other First Lien Obligations.  Furthermore, upon the release of any Grantor from the obligations of Article 7 of the Credit Agreement in accordance with the provisions of the Credit Agreement (and not prohibited by any Other First Lien Agreement), such Grantor (and the Collateral at such time assigned by such Grantor pursuant hereto) shall be released from this Agreement.  To the extent any property (including Specified FF&E) is financed by any lender pursuant to an FF&E Facility or pursuant to Section 6.1(f) or (j) of the Credit Agreement, the Collateral Agent shall release any Liens in favor of the Secured Parties on such assets (subject to the standstill or intercreditor agreement, if any, executed by the Collateral Agent or Administrative Agent in connection with such FF&E Facility).  The Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such releases.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may (to the extent provided herein) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement and the equivalent provision of any Other First Lien Agreement.

SECTION 11. MISCELLANEOUS.

11.1    Notices.  Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement (whether or not then in effect).  All notices to any Authorized Representative or any holders of obligations under any Other First Lien Agreement shall be given to such holders at their respective address set forth in the Other First Lien Secured Party Consent, as such address may be changed by written notice to such Authorized Representative.

11.2    Waivers.  No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder, any Secured Credit Document or the First Lien Intercreditor Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement, the Secured Credit Documents and the First Lien Intercreditor Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.3    Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

11.4    Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns.  No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement or, after the Discharge of Credit Obligations, any Other First Lien Agreement, assign any right, duty or obligation hereunder.

11.5    Entire Agreement.  This Agreement, the Secured Credit Documents and the First Lien Intercreditor Agreement embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Secured Credit

Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

11.6    Amendment.  This Agreement may be amended only by a written amendment executed by all the parties hereto evidencing their consent to such amendments.  Prior to the Intercreditor Effective Date, the consent of the Collateral Agent shall be directed by, to the extent required by the Credit Agreement, the vote of Requisite Lenders (or such other group of Lenders as is required thereunder).  After the Intercreditor Effective Date, the consent of each other Authorized Representative shall be required to the extent required by the applicable Additional Agreement (as defined in the First Lien Intercreditor Agreement), or as otherwise provided in the First Lien Intercreditor Agreement.

11.7    Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

11.8    Reimbursement of Expenses; Indemnification.

(a)           The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder by the Grantors, and the Collateral Agent and other Indemnitees shall be indemnified by the Grantors, in each case of this clause (a), mutatis mutandis, as provided in Sections 10.2 and 10.3 of the Credit Agreement or any equivalent provision of any Other First Lien Agreement.

(b)           Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 11.8 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Credit Document or any Other First Lien Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Credit Document or any Other First Lien Agreement, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 11.8 shall be payable within fifteen days of written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)           The agreements in this Section 11.8 shall survive the resignation of the Collateral Agent and the termination of this Agreement.

11.9    GOVERNING LAW.  SUBJECT TO THE APPLICATION OF NEVADA GAMING LAWS AND PENNSYLVANIA GAMING LAWS, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

11.10   Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed (x) until the Intercreditor Effective Date, by the Credit Agreement and (y) on and after the Intercreditor Effective Date, the Secured Credit Documents subject to the terms of the First Lien Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

11.11   Subject to First Lien Intercreditor Agreement.  Notwithstanding anything herein to the contrary, on and after the Intercreditor Effective Date (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the First Lien Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the First Lien Intercreditor Agreement.  Nothing herein is intended, or shall be construed, to give any Credit Party any additional right, remedy or claim under, to or in respect of this Agreement or any Collateral.

11.12   Other First Lien Obligations.  On or after the date hereof and so long as permitted by the Credit Agreement and not prohibited by any Other First Lien Agreement then outstanding, Company may from time to time designate Indebtedness to be secured on a pari passu basis with the then-outstanding Secured Obligations as Other First Lien Obligations hereunder by delivering to the Collateral Agent, Administrative Agent and each Authorized Representative (a) a certificate signed by an authorized officer of Company (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other First Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Other First Lien Obligations complies with the terms of this Agreement, the Credit Agreement and any Other First Lien Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations, (b) a fully executed Other First Lien Secured Party Consent (in the form attached as Exhibit D) and (c) if the Intercreditor Effective Date has not yet occurred, a fully executed First Lien Intercreditor Agreement.  Upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as collateral agent under and subject to the terms of the Security Documents (as defined in the First Lien Intercreditor Agreement) for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Other First Lien Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as collateral agent for the holders of such Other First Lien Obligations as set forth in each Other First Lien Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the First Lien Intercreditor Agreement.

11.13   Applicable Representative.  Immediately upon the occurrence of the Discharge of Credit Obligations, the Authorized Representative for the Series of the Other First Lien Obligations (and, if there shall be more than one Series of Other First Lien Obligations outstanding at such time, then the Authorized Representative acting in respect of the Series with the greatest outstanding amount of Other First Lien Obligations at such time) shall be deemed the Applicable Authorized Representative for all purposes under this Agreement.  The Collateral Agent shall do all things necessary or reasonably requested by such Authorized Representative to resign as Collateral Agent and vest in such Authorized Representative (or its designee) the rights granted to the Collateral Agent hereunder with respect to the Collateral including (i) the filing of amended financing statements in the appropriate filing offices, (ii) to the extent that the Collateral Agent holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) (or any similar concept under foreign law) over Collateral pursuant to this Agreement or any other Security Document (as defined in the First Lien Intercreditor Agreement), the delivery, to such Authorized Representative the Collateral in its possession or control together with any necessary endorsements to the extent required by this Agreement and (iii) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Authorized Representative may reasonably request, all without recourse to, or representation or warranty by, the Collateral Agent, and at the sole cost and expense of the Credit Parties.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LAS VEGAS SANDS, LLC

By:	/s/ Michael A. Leven
	Name:	Michael A. Leven
	Title:	Secretary, President & Chief Operating Officer

SANDS EXPO & CONVENTION CENTER, INC.

By:	/s/ Michael A. Leven
	Name:	Michael A. Leven
	Title:	Director

SANDS PENNSYLVANIA, INC.

By:	/s/ Michael A. Leven
	Name:	Michael A. Leven
	Title:	Secretary & President

VENETIAN CASINO RESORT, LLC By: Las Vegas Sands, LLC its Managing Member

By:	/s/ Michael A. Leven
	Name:	Michael A. Leven
	Title:	Secretary, President & Chief Operating Officer

VENETIAN MARKETING, INC.

By:	/s/ Michael A. Leven
	Name:	Michael A. Leven
	Title:	Director

Acknowledged and Agreed
THE BANK OF NOVA SCOTIA,
as Collateral Agent

By:	/s/ Diane Emanuel
Name:	Diane Emanuel
Title:	Managing Director

SCHEDULE 4.1
TO SECURITY AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)
Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)	Financing Statements:

Grantor	Filing Jurisdiction(s)

(E)	Letter of Credit Rights

Grantor	Description of Letters of Credit

(F)	Necessary Actions and Consents

SCHEDULE 4.1-1

SCHEDULE 4.3
TO SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date
All Credit Parties	All Credit Parties	Various	Various	December ___, 2013	On demand

EXHIBIT 4.3-1

SCHEDULE 4.5
TO SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(A)           Owned Intellectual Property

(B)           Intellectual Property Licenses

(C)           Intellectual Property Exceptions

EXHIBIT 4.5-1

SCHEDULE 4.6
TO SECURITY AGREEMENT

Grantor	Commercial Tort Claims

EXHIBIT 4.6-1

EXHIBIT A
TO SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Second Amended and Restated Security Agreement, dated as of December 19, 2013 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Las Vegas Sands, LLC, the other Grantors named therein, and The Bank of Nova Scotia, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name
Title

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1
TO SECURITY AGREEMENT

Additional Information:

(A)
Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)
Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

(E)	Letter of Credit Rights:

Grantor	Description of Letters of Credit

(F)	Necessary Actions and Consents

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 4.3
TO SECURITY AGREEMENT

Additional Information:

Pledged Debt:

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.5
TO SECURITY AGREEMENT

Additional Information:

(A)           Owned Intellectual Property

(B)           Intellectual Property Licenses

(C)           Intellectual Property Exceptions

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.6
TO SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A-5

EXHIBIT B
TO SECURITY AGREEMENT

[INTENTIONALLY OMITTED]

EXHIBIT B

EXHIBIT C-1
TO SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT, dated as of December [_], 2013 (as amended, restated or otherwise modified, the “Trademark Security Agreement”), between THE UNDERSIGNED (the “Grantor”) and THE BANK OF NOVA SCOTIA, in its capacity as collateral agent for the Secured Parties (together with successors and assigns in such capacity, the “Collateral Agent”).

W i t n e s s e t h:

Whereas, the Grantor is party to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 19, 2013 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among Las Vegas Sands, LLC (the “Company”), certain subsidiaries of the Company, as guarantors, the Lenders party thereto from time to time, The Bank of Nova Scotia, as administrative agent and collateral agent and the other parties thereto;

Whereas, pursuant to the transactions contemplated under the Credit Agreement, the Grantor is party to a Second Amended and Restated Security Agreement, dated as of December 19, 2013 (as amended, restated or otherwise modified, the “Security Agreement”), between the Grantor and the other grantors party thereto and the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement, the Grantor hereby agrees with the Collateral Agent, as follows:

SECTION 1.  Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.  Grant of Security Interest in Trademark Collateral.  The Grantor hereby grants to Collateral Agent, for the ratable benefit of all Secured Parties, a security interest in and continuing lien on all of the Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Trademark Collateral”): all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing (excluding any United States intent-to-use trademark application prior to the filing and acceptance of a statement of use or an amendment to allege use in connection therewith), including, but not limited to: (i) the U.S. trademark registrations and applications referred to on Schedule I hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income payments, claims, damages and proceeds of suit (collectively, “Trademarks”).

EXHIBIT C-1-1

SECTION 3.  Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.  Applicable Law.  This Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

SECTION 5.  Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT C-1-2

In Witness Whereof, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NOVA SCOTIA, as the Collateral Agent

By:
Name:
Title:

EXHIBIT C-1-3

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS

EXHIBIT C-1-4

EXHIBIT C-2
TO SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT, dated as of [   ] (as amended, restated or otherwise modified, the “Patent Security Agreement”), is made by and between THE UNDERSIGNED (the “Grantor”) and THE BANK OF NOVA SCOTIA, in its capacity as collateral agent for the Secured Parties (together with successors and assigns in such capacity, the “Collateral Agent”).

W i t n e s s e t h:

Whereas, the Grantor is party to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 19, 2013 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among Las Vegas Sands, LLC (the “Company”), certain subsidiaries of the Company, as guarantors, the Lenders party thereto from time to time, The Bank of Nova Scotia, as administrative agent and collateral agent and the other parties thereto;

Whereas, pursuant to the transactions contemplated under the Credit Agreement, the Grantor is party to a Second Amended and Restated Security Agreement, dated as of December 19, 2013 (as amended, restated or otherwise modified, the “Security Agreement”), between the Grantor and the other grantors party thereto and the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement, the Grantor hereby agrees with the Collateral Agent, as follows:

SECTION 1.  Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.  Grant of Security Interest in Collateral.  The Grantor hereby grants to Collateral Agent, for the ratable benefit of all Secured Parties, a security interest in and continuing lien on all of the Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Collateral”): all United States, and foreign patents and patent applications, including, but not limited to: (i) the U.S. patents and patent applications referred to on Schedule I hereto, (ii) all reexaminations, reissues, continuations, continuations in part, divisions and supplements of any of the foregoing, (iii)  the right to sue for past, present and future infringement of any of the foregoing, and (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income payments, claims, damages and proceeds of suit (collectively, “Intellectual Property”).

SECTION 3.  Security Agreement.  The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set

EXHIBIT C-2-1

forth herein.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.  Applicable Law.  This Patent Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

EXHIBIT C-2-1

SECTION 5.  Counterparts.  This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT C-2-2

In Witness Whereof, the Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NOVA SCOTIA, as the Collateral Agent

By:
Name:
Title:

EXHIBIT C-2-3

SCHEDULE I
to
PATENT SECURITY AGREEMENT

U.S. PATENTS AND PATENT APPLICATIONS

EXHIBIT C-2-4

EXHIBIT C-3
TO SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT, dated as of [   ] (as amended, restated or otherwise modified, the “Copyright Security Agreement”), is made by and between THE UNDERSIGNED (the “Grantor”) and THE BANK OF NOVA SCOTIA, in its capacity as collateral agent for the Secured Parties (together with successors and assigns in such capacity, the “Collateral Agent”).

W i t n e s s e t h:

Whereas, the Grantor is party to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 19, 2013 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among Las Vegas Sands, LLC (the “Company”), certain subsidiaries of the Company, as guarantors, the Lenders party thereto from time to time, The Bank of Nova Scotia, as administrative agent and collateral agent and the other parties thereto;

Whereas, pursuant to the transactions contemplated under the Credit Agreement, the Grantor is party to a Second Amended and Restated Security Agreement, dated as of December 19, 2013 (as amended, restated or otherwise modified, the “Security Agreement”), between the Grantor and the other grantors party thereto and the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement, the Grantor hereby agrees with the Collateral Agent, as follows:

SECTION 1.  Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.  Grant of Security Interest in Collateral.  The Grantor hereby grants to Collateral Agent, for the ratable benefit of all Secured Parties, a security interest in and continuing lien on all of the Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Collateral”): all United States, and foreign copyrights and copyright applications, including, but not limited to: (i) the U.S. copyright and copyright applications referred to on Schedule I hereto, (ii) all extensions, renewals and supplements thereof, (iii)  the right to sue for past, present and future infringement of any of the foregoing, and (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income payments, claims, damages and proceeds of suit (collectively, “Intellectual Property”).

SECTION 3.  Security Agreement.  The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set

EXHIBIT C-3-1

forth herein.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.  Applicable Law.  This Copyright Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York

EXHIBIT C-3-1

SECTION 5.  Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT C-3-2

In Witness Whereof, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NOVA SCOTIA, as the Collateral Agent

By:
Name:
Title:

EXHIBIT C-3-3

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT

U.S. COPYRIGHTS AND COPYRIGHT APPLICATIONS

EXHIBIT C-3-4

EXHIBIT D
TO SECURITY AGREEMENT

FORM OF OTHER FIRST LIEN SECURED PARTY CONSENT

[Name of Secured Party]

[Address of Secured Party]
[Date]

The undersigned is the Authorized Representative for persons wishing to become Secured Parties (the “New Secured Parties”) under the Second Amended and Restated Security Agreement dated as of December 19, 2013 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”)  among the grantors party thereto and THE BANK OF NOVA SCOTIA, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as such term is defined therein). Capitalized terms used in this Consent but not otherwise defined herein have the meanings set forth in the Security Agreement

In consideration of the foregoing, the undersigned hereby:

a.
represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Security Agreement and Intercreditor Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties;

b.	acknowledges that the New Secured Parties have received a copy of the Security Agreement and the First Lien Intercreditor Agreement;

c.
appoints and authorizes the Applicable Authorized Representative to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Security Agreement and the First Lien Intercreditor Agreement as are delegated to the Applicable Authorized Representative by the terms thereof, together with all such powers as are reasonably incidental thereto; and

d.
accepts and acknowledges the terms of the First Lien Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Other First Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the Intercreditor Effective Date and agrees that its address for receiving notices

EXHIBIT C-3-4

pursuant to the Security Documents (as defined in the First Lien Intercreditor Agreement) shall be as follows:

[Address]

The Applicable Authorized Representative, by acknowledging and agreeing to this Other First Lien Secured Party Consent, accepts the appointment set forth in clause (c) above.

THIS OTHER FIRST LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT C-3-4

IN WITNESS WHEREOF, the undersigned has caused this Other First Lien Secured Party Consent to be duly executed by its authorized officer as of the ______________ day of ________________ 20__.

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NOVA SCOTIA, as the Collateral Agent

By:
Name:
Title:

[The Grantors listed on
Schedule 4.1I to the Security Agreement, each as Grantor]

By:
Name:
Title:

EXHIBIT D-3